                                                                               .
                                                                               .
                                                                               .

                                                                    EXHIBIT 10.9

------------------------------------------------------------------------------------------------------------------------------------
AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT           1. CONTRACT ID CODE                                         PAGE 1 OF 4
                                                             Firm - Fixed - Price
------------------------------------------------------------------------------------------------------------------------------------
2. AMENDMENT/MODIFICATION NO.      3. EFFECTIVE DATE         4. REQUISITION/PURCHASE REQ NO.          5. PROJECT NO. (IF APPLICABLE)

          P00004                             2005 JUL 11               SEE  SCHEDULE
------------------------------------------------------------------------------------------------------------------------------------
6. ISSUED BY                      CODE W52P1J                7. ADMINISTERED BY (IF OTHER THAN ITEM 6)                   CODE S4404A

    HQ AFSC                                                      DCMA SAN  ANTONIO
    AMSFS-CCA N                                                  615 EAST HOUSTON STREET
    SHIRLENE.  WISE (309) 782-3764                               P O BOX 1040
    ROCK ISLAND, IL 61299-6500                                   SAN  ANTONIO TX  78294-1040

    BLDGS 350 & 390
    EMAIL WISESEAFSC.ARMY.MIL
                                                                     SCD A     PAS NONE             ADP PT HQ0336
------------------------------------------------------------------------------------------------------------------------------------
8. NAME AND ADDRESS OF CONTRACTOR (NO., STREET, CITY, COUNTY, STATE AND ZIP CODE)        [ ] 9A. AMENDMENT OF SOLICITATION NO.

    VALENTEC SYSTEMS INC.
    2618 YORK AVE                                                                            ---------------------------------------
    MINDBN.                                                                              9B. DATED (SEE ITEM 11)

                                                                                         -------------------------------------------
                                                                                         [X] 10A. MODIFICATION OF CONTRACT/ORDER NO.

                                                                                              W52P1J-04-C-0103
                                                                                             ---------------------------------------
TYPE BUSINESS: Other Small Business Performing in U.S.                                       10B. DATED (SEE ITEM 13)
-----------------------------------------------------------------------------------------
Code 1 PD90          Facility Code                                                           [ILLEGIBLE]
------------------------------------------------------------------------------------------------------------------------------------
                                   11. THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS
------------------------------------------------------------------------------------------------------------------------------------
[ ] The above numbered solicitation it amended as set forth in item 14. The hour and date specified for receipt of Offers
     [ ] is extended, [ ] is not extended.

 Offers must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended by one of the following methods: (a) By completing items 8 and 15, and returning _______________ copies of the amendments: (b) By acknowledging receipt of this amendment on each copy of the offer submitted; or (c) By separate letter or telegram which includes a reference to the solicitation and amendment number. FAILURE OF YOUR ACKNOWLEDGMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE
 RECEIPT OF OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER. If by virtue of this amendment you desire to change an offer already submitted, such change may be made by telegram or letter, provided each telegram or letter makes reference to the solicitation and this amendment, and is received prior to the opening hour and date specified.
------------------------------------------------------------------------------------------------------------------------------------
12. ACCOUNTING AND APPROPRIATION DATA (IF REQUIRED)
    ACRN: AD NET INCREASE: $387.262.48
------------------------------------------------------------------------------------------------------------------------------------
                                  13. THIS ITEM ONLY APPLIES TO MODIFICATIONS OF CONTRACTS/ORDERS
   KIND  MOD  CODE: 6                IT MODIFIES THE CONTRACT/ORDER NO. AS DESCRIBED IN ITEM 14.
------------------------------------------------------------------------------------------------------------------------------------
[ ] A. This Change Order is Issued Pursuant To:                                     The Changes Set Forth In Item 14 Are Made In
       The Contract/Order No. In Item 10A.
------------------------------------------------------------------------------------------------------------------------------------
[ ] B. The Above Numbered Contract/Order Is Modified To Reflect The Administrative Changes (such as changes in paying office, appropriation data, etc.) Set Forth In Item 14, Pursuant To The Authority of FAR 43.103(b).
------------------------------------------------------------------------------------------------------------------------------------
[ ] C. This Supplemental Agreement Is Entered Into Pursuant To Authority Of:
------------------------------------------------------------------------------------------------------------------------------------
[x] D. Other (Specify type of modification and authority) Exercise Option LAW FAR 52.217-6
------------------------------------------------------------------------------------------------------------------------------------
E. IMPORTANT:  Contractor   [x] is not,     [ ] is required to sign this document and return _________ copies to the Issuing Office.
------------------------------------------------------------------------------------------------------------------------------------
14. DESCRIPTION OF AMENDMENT/MODIFICATION (ORGANIZED BY UCF SECTION HEADINGS, INCLUDING SOLICITATION/CONTRACT SUBJECT MATTER WHERE
    FEASIBLE.)

    SEE SECOND PAGE FOR DESCRIPTION

Except as provided herein, all terms and conditions of the document referenced in item 9A or 10A, as heretofore changed, remains unchanged and in full force and effect.
------------------------------------------------------------------------------------------------------------------------------------
15A. NAME AND TITLE OR SIGNER (TYPE OR PRINT)          16A. NAME AND TITLE OF CONTRACTING OFFICER (TYPE OR PRINT)
                                                       MARY BETH WATKINS
                                                       WATKINSMSAFSC.ARMY.MIL (309) 782-6061
------------------------------------------------------------------------------------------------------------------------------------
15B. CONTRACTOR/OFFEROR                          15C. DATE SIGNED        16B. UNITED STATES OF AMERICA              16C. DATE SIGNED

                                                                         By          /SIGNED/
 _______________________________________                                    ----------------------------------       2005[ILLEGIBLE]
 (Signature of person authorized to sign)                                   (Signature of Contracting Officer)
------------------------------------------------------------------------------------------------------------------------------------
NSN 7540-01-152-8070                                 30-105-02                                 STANDARD FORM 30 (REV.10-83)
PREVIOUS EDITIONS UNUSABLE                                                                     PRESCRIBED BY GSA FAR (48 CFR) 53.243

------------------------------------------------------------------------------------------------------------------------------------
     CONTINUATION SHEET                REFERENCE NO. OF DOCUMENT BEING CONTINUED                        PAGE 2 OF 4

                                 PIIN/SIIN W52P1J-04-C-0203          MOD/AMD P00004
------------------------------------------------------------------------------------------------------------------------------------
NAME OF OFFEROR OR CONTRACTOR:   VALENTEC SYSTEMS INC.
------------------------------------------------------------------------------------------------------------------------------------
SECTION A   -   SUPPLEMENTAL  INFORMATION

ITEM: 40MM CARTRIDGE [ILLEGIBLE] WHITE STAR CLUSTER
NSN: 1310-00-922-9784

1. The purpose of this modification, P00004, is to exercise the remainder of the option quantity available. The option quantity is
13,816 each at an option price of $28.03 each for a total contract increase of $387,262.48. The delivery schedule is as detailed in Section B.

2. Earlier deliveries are acceptably at no additional cost to the Government.

3. All other terms and conditions remain unchanged.

                         *** END OF NARRATIVE A 015 ***

CONTINUATION SHEET     REFERENCE NO. OF DOCUMENT BEING CONTINUED     PAGE 3 OF 4

              PIIN/SIIN W52P1J-04-C-0103    MOD/AMD P00004

NAME OF OFFEROR OR CONTRACTOR: VALENTEC SYSTEMS INC.

ITEM NO                     SUPPLIES/SERVICES                           QUANTITY   UNIT   UNIT PRICE     AMOUNT
            SECTION B - SUPPLIES  OR  SERVICES AND   PRICES/COSTS

000 1AE     PRODUCTION  QUANTITY                                         13816     EA     $ 28.03000     $387,262.48

            NOUN: CTG 10MM WHITESTAR CLUS B536
            PRON: AJ 5A01274A PRON AMD: 01 ACRN: AB
            MS CD: 11303222007
            CUSTOMER ORDER NO: A15A400791HG

            Packaging and Marking

            Inspection and Acceptance
            INSPECTION: Origin     ACCEPTANCE: Origin

            Deliveries or Performance
            DOC          SUPPL

            REL CD     MILSTRIP     ADDR   SIG CD  MARK FOR  TP CD
             001    WB1YWB5152A726 W44XMF    J                 1

            DEL REL CD            QUANTITY          DEL DATE
               001                13, 816          31-OCT-2005

            FOB POINT: Origin

            SHIP TO: PARCEL POST ADDRESS

            (W44XMF)  XR W390 MCALESTER ARMY AMMO  PLANT
                      WHOLESALE SUP ACCT
                      MCALESTER             OK 74501-5000

            TAC Code AE-F
            * Refers to fiscal year shipped

                         (End of narrative F001)

CONTINUATION SHEET     REFERENCE NO. OF DOCUMENT BEING CONTINUED     PAGE 4 OF 4

              PIIN/SIIN W52P1J-04-C-0103    EOD/AMD P00004

NAME OF OFFEROR OR CONTRACTOR: VALENTEC SYSTEMS INC.

SECTION G CONTRACT ADMINISTRATION DATA

             PRON/
LINE        AMS CD/             OBL STAT/                     INCREASE/DECREASE     CUMULATIVE
ITEM         MIPR       ACRN    JOB ORD NO    PRIOR AMOUNT         AMOUNT             AMOUNT
------   ------------   ----    ----------    ------------    -----------------    ------------
0001AE   A15A01274A      AB         2         $       0.00    $      387,262.48    $ 387,262.48
         41303222007              5RM132
         A16A400791HG

                                                              -----------------
                                              NET CHANGE      $      387,262.48

SERVICE   NET CHANGE                                              ACCOUNTING    INCREASE/DECREASE
 NAME      BY ACRN            ACCOUNTING CLASSIFICATION            STATION           AMOUNT
-------   ----------    --------------------------------------    ----------    -----------------
Army          AB        21  52034000051B1B04P41303226ED S2B017      W52P1J      $      387,262.48
                                                                                -----------------
                                                                  NET CHANGE    $      387,282.48

                              PRIOR AMOUNT     INCREASE/DECREASE      CUMULATIVE
                                OF AWARD            AMOUNT            OBLIG AMT
                             --------------    -----------------    --------------
NET CHANGE FOR AWARD:        $ 1,007,396.92    $      307,262.48    $ 1,394,699.20

ADMASS INTERNATIONAL

P.O. Box 87353, Riyadh. 11642, Saudi Arabia                     [ADMASS LOGO]
Tel. +966-1-2190041, Fax +966-1-2190042
email: admass@admassgroup.com

          PURCHASE ORDER                              NO.           2075

Company:  VALENTEC INTERNATIONAL LTD                  DATE      21 Sept. 2005
ADDRESS:  Suite 2, 26 Hyde Park Gardens               REF. NO.  005,57,2075
          London, W2 2LZ, England                     QUOTE NO. 25/9/2005
          Attn; Mr Robert Zummo                       PROJECT   RSNF
          Tel. +44 20 7262 0180, Fax +4420 7724 6554  CURRENCY  US DOLLAR

Thank you for your quotation as referenced above, we now place our order as follows, subject to the attached special provision and terms and conditions of this order.

NO. ITEM NO.                  DESCRIPTION                             QTY     U/COST   TOTAL COST
--- -------- ---------------------------------------------------     -----    ------   ----------
1   M583A1   Cartridge 40x46mm Illuminating Parachute                4,000    39.00    156,000.00

2   M585     Cartridge 40X46mm Illuminating, regular                 2,000    36.00     72,000.00

                TOTAL FOB Value, ex works Minden, Louisiana, USA                       228,000.00

US$: Two Hundred and Twenty Eight Thousand Only

Payment:

      a)    By approved irrevocable Letter of Credit.

      b)    This order is subject to the attached Special Provision.

Delivery:

      a)    Ex-works Minden, Louisiana, USA.

      b) Within-120 days from receipt of PO and after receipt of Export License whichever comes last

Approved

        /s/ Robert Fraser                    [SEAL]
        --------------------
        Robert Fraser
        General Manager

PURCHASE ORDER NO. 02075                       DATE: 22 SEPT 05
SPECIAL PROVISION OF THIS ORDER                ATTACHMENT 1

1.    SUBJECT OF THE ORDER

      1.1. The Seller shall supply the Items In this official Purchase Order Ex Works Minden, Louisiana, USA which the Buyer shall purchase.

      1.2.  Saudi Arabia Import Tax Waiver will be supplied by End User.

      NOTE: Details of LINE ITEM COSTS MUST NOT BE ENCLOSED within the shipment packaging.

2.    PAYMENT CONDITIONS AND GUARANTEES

      2.1. The Letter of Credit will be irrevocable valid for (30) days beyond final delivery date.

      2.2. The Seller will be paid (100%) of the value of the L\C upon submission of the following documents to the bank (On Sight). One set of the documents should also be forwarded to buyer immediately.

            2.2.1. 1 original copy of commercial invoice.

            2.2.2. 1 original copy of AWB Legalised and Certified by the Saudi
                  Embassy or consul.

            2.2.3. 1 original copy of Certificate of Origin Legalised and
                  Certified by the Saudi Embassy or consul.

            2.2.4. 1 copy of inspection certificate

3.    EXPORT LICENCE

      3.1. End User Certificate and Import License Waiver accompany this PO, The seller shall apply for the Export license immediately upon receipt of these documents.

      3.2. The seller shall provide to rfraser@admassgroup.com monthly status report of the Export License application.

4.    DELIVERY

      4.1. The full quantity of the order shall be ready within 120 Days from issue of LC or on receipt of Export License whichever is the latest.

      4.2. The seller shall provide full cooperation/information to the buyers shipping agent or representative to ensure all procedures are completed.

5.    MANUFACTURING CONDITIONS

      5.1. The Seller shall be guarantee that the materials are NEWLY manufactured (not more than one year).

      5.2. Each item supplied it to be supported with brochure and technical or manufacturer's manual, and catalogue of information on storage and care.

6.    WARRANTIES

      6.1. The Seller shall provide written guarantee that all Items supplied are free from all defects. This document is to be supplied with the shipment or inside each package.

      6.2. The guarantee shall be for (1) year from the date of arrival at Riyadh Airport.

7.    PACKAGING, SHIPPING & MARKING

      7.1. The Seller shall pack, package, crate and mark the Material in accordance with the shipping instruction below which pert of this contract.

      7.2.  Marking shall be as follows:

            7.2.1. Shipping address (End User):

            Royal Saudi Neval Forces
            Ministry of Defence & Aviation (MoDA)
            Logistics and Supply
            Director of Weapons and Munitions
            PO Box 22463.Riyadh. 11495
            Saudi Arabia

            Tel: +966 1 4776777, 5092

            7.2.2. NOTIFIED PARTY (BUYER):

            ADMASS International Establishments
            P.O. Box 87353.
            Riyadh 11642
            Saudi Arabia

            Tel. No. (966-1)219-0041
            Fax. No.(966-1)219-0042
            Attn: Mohamed Al Hallan

                                     [SEAL]

[ADMASS LOGO]

Admass International Est              P.O. Box 87353, Riyadh 11642, Saudi Arabia
                                      Tel. (966-1) 219-0041 Fax (966-1) 219-0042

                           MASTER FACTORING AGREEMENT

THIS MASTER FACTORING AGREEMENT (as amended by Addendum No. 1 hereto, this "AGREEMENT") is made and entered into as of the 1st day of September, 2005, by and among ACORN HOLDING CORP. and VALENTEC SYSTEMS, INC., its wholly owned subsidiary, each a Delaware corporation, jointly and severally (collectively referred to throughout this Agreement as "you," "your"and"yours"), and ROCKLAND CREDIT FINANCE LLC, a Maryland limited liability company (referred to throughout this Agreement as "we", "us", "our" and "ours").

1. PURCHASE AND SALE OF ACCOUNTS RECEIVABLE

      1.1. Scope of Agreement. This Agreement contains the general terms and conditions under which, from time to time during the Term, you may offer and sell to us and we may accept and purchase from you in our sole and absolute discretion certain of your Accounts specifically identified to this Agreement pursuant to Paragraph 1.2. As used herein, the term "ACCOUNTS" means, collectively, accounts, contract rights and other forms of obligation arising in the ordinary course of business from the sale or lease of goods or rendition of services.

      1.2. Implementation. Each purchase and sale of Accounts hereunder shall be evidenced by our mutual execution of an Assignment and Transfer of Accounts Receivable substantially in the form of Exhibit A (each an "ASSIGNMENT"). (An Account identified in a duly executed Assignment is hereinafter called an "ASSIGNED ACCOUNT.") Each purchase of Accounts shall be subject to all of the terms and conditions of this Agreement, which terms and conditions shall be deemed incorporated by reference into each Assignment. An Account shall be deemed accepted by us upon and only upon our execution and delivery to you of the applicable Assignment. In connection with evaluating Accounts proposed for factoring hereunder, we reserve the right to conduct such due diligence and impose such related requirements as we may reasonably determine, including but not limited to investigating the credit rating and/or credit history of the customer obligated on the Account and requiring an enforceable written contract between you and such customer upon terms acceptable to us.

      1.3. Effect of Assignment. Without the necessity for further action, each Assignment shall automatically vest in us all of your right, title and interest in and to the Assigned Accounts together with (a) full power to collect, sue for, compromise, assign, in whole or in part, or in any other manner enforce collection thereof in our name or otherwise, (b) any notes or drafts related thereto, (c) the contracts under which such Accounts arose, (d) your books and records relating thereto, whether written or recorded electronically on computer-readable discs or any other digital or machine-readable form or medium ("ACCOUNT RECORDS"), (e) any returned, rejected or repossessed goods (if any) giving rise to such Accounts, (f) your rights as an unpaid vendor or lienor, (g) all rights of stoppage in transit, replevin, repossession and reclamation, (h) all deposits and security therefor and guarantees thereof, (i) all rights to insurance proceeds resulting therefrom, and (j) all payments or other proceeds of the foregoing in any form (all of the foregoing being included in the term "Assigned Accounts"). Nothing contained in this Agreement or any Assignment shall be deemed to constitute an assumption by us of any liability with respect to or impose any duty or obligation upon us in favor of any Account Debtor or any other third party in connection with the Accounts.

      1.4. Account Documentation. Upon acceptance by us of any Assignment Agreement, you will deliver to us: (a) copies of all documents evidencing the Accounts listed thereon and (b) such other documentation as we require, in form satisfactory to us in all respects. You will maintain all shipping documents, delivery receipts and invoices relating to Assigned Accounts, available for inspection and copying by us, and you will deliver them to us promptly upon our request. Each sale of Accounts will be reflected as a sale on your books and financial statements in accordance with generally accepted accounting principles.

      1.5. Exclusivity. During the Term of this Agreement, you will not sell, factor, assign, or pledge any of your Accounts except to us or for our benefit under this Agreement.

2. FEES AND PAYMENT

      2.1. Purchase Price. The purchase price payable by us for each Assigned Account (the "PURCHASE PRICE") shall be an amount equal to the net face value of the Account less the sum of the applicable Discount Fee and the applicable Processing Fee (subject to the adjustments provided in Paragraph 2.3).

      2.2. Fees. As used herein with respect to any Assigned Account, the following terms have the following meanings:

            2.2.1. "DISCOUNT FEE" means an amount equal to one percent (1.0%) of our Advance Payment in respect of such Account for each period of thirty (30) days or any portion thereof elapsing from and including the date of our acceptance of the Account to and including the date on which we shall have collected the Account in full in good funds, provided that in no event shall the Discount Fee be less then twenty-five dollars ($25.00). Notwithstanding the foregoing, if we elect to require you to repurchase any Assigned Account pursuant to the provisions of Paragraph 4.1, the Discount Fee for such purposes shall be

            2.2.2. "PROCESSING FEE" means an administrative services fee at a fluctuating rate per annum equal to two percent (2.0%) plus the WSJ Prime Rate in effect from time to time calculated on the principal amount of our Advance Payment and accruing over the period elapsing from and including the date of our acceptance of the Account to and including the date on which we shall have collected the Account in full in good funds. As used herein, "WSJ PRIME RATE" means the consensus prime rate published by The Walt Street Journal from time to time. For purposes of our Processing Fee, any change in the WSJ Prime Rate shall take effect on the day immediately following the date of publication of such change.

      2.3. Payment.

            2.3.1. Upon our acceptance of each Assignment, we will pay to you on account of the Purchase Price an amount equal to eighty-five percent (85%) (the "ADVANCE RATE") of the aggregate net face value of the Assigned Accounts covered thereby (the "ADVANCE PAYMENT"); provided, however, that at our election and upon notice to you at any time after the occurrence of an Event of Default, the Advance Rate shall be reduced by thirty percent (30%) (or such lesser percentage as we in our sole and absolute discretion may determine) for any or all subsequent Assignments or individual Assigned Accounts. On or before the fifth business day following the date on which we have collected all of such Assigned Accounts in full in good funds, we will pay to you the balance of the Purchase Price for the Assigned Accounts minus all returns, credits, allowances and discounts on the shortest or, at our option, on any alternative terms of sale offered by you to

Account Debtors, and all other unpaid sums, liabilities, and Obligations with respect to the Assigned Accounts charged or chargeable to your account under
Section 3 or otherwise under this Agreement ("CHARGEBACKS").

            2.3.2. Upon our receipt of any payment with respect to an Account other than an Assigned Account, so long as you are not in default of any your Obligations hereunder, we shall remit such payment to you or, at your request, apply such payment as you may direct, subject to any then outstanding Chargebacks. Remittances required by this subparagraph 2.3.2 will be paid to you weekly except as otherwise directed by you.

      2.4. Minimum Volume Fee. Any provision of this Agreement to the contrary notwithstanding, if as of the close of any month the average monthly aggregate net face value of all Accounts offered by you and purchased by us during the three-month period then ended is less than $750,000 (the "GUARANTEED MONTHLY VOLUME"), you will pay to us as a supplemental fee for the month then ended an amount equal to the Discount Fee we would have earned on the difference, assuming collection within 30 days (the "MINIMUM VOLUME FEE").

      2.5. Noncompliance Fees. Without limiting any of our general rights and remedies for breaches of this Agreement by you:

            2.5.1. If you fail for any reason to include the legend required by the last sentence of Subparagraph 3.1.1 on any invoice representing an Account, we will assess and you will pay on demand a missing notation fee in the amount of fifteen percent (15%) of the net face value of such Account.

            2.5.2. If you receive any payment on an Account and fail to comply with the provisions of Subparagraph 3.1.3, we will assess and you will pay on demand a misdirected payment fee in the amount of fifteen percent (15%) of the net face value of such Account

      2.6. Exit Fee. If you elect to terminate this Agreement pursuant to Subparagraph 8.2.1 and the effective date of termination is other than the last day of the initial term or any renewal term, as the case may be, you will pay to us on or before the termination date an exit fee equal to the Discount Fees we would have earned each month on the Guaranteed Monthly Volume (assuming collection within 30 days) multiplied by the number of months remaining in the term, duly prorated as necessary for any partial months. Such fee shall be in addition to, and not in lieu of, the Minimum Volume Fee, if any, assessable for the month in which this Agreement is terminated.

      2.7. Charge in Lieu of Payment. In our sole discretion, we may charge your account for all fees and other amounts you are required to pay us under this section.

3. COLLECTION OF ACCOUNTS

      3.1. Collection Procedure.

            3.1.1. During the term of this Agreement and continuing until all Assigned Accounts and all of your Obligations hereunder have been paid fully paid and performed, you shall promptly (and we at our option may) notify in writing all persons obligated to make payments on or with respect to any Account (collectively, "Account Debtors") (i) that you have granted to us a security interest in the Account or, if applicable, that the Account has been sold and that the amount due or to become due has been assigned to us, (ii) that payment is to be made to us (and not to you) into a designated lockbox over which we have exclusive dominion, control and power of access and withdrawal (a "Lockbox"), and (iii) that all checks and other items of payment in respect of the Account are to be made payable to our order. You will (and we at our option may) obtain from each Account Debtor written acknowledgment by such Account Debtor confirming its receipt of such notice. On and after the date hereof, you shall also include such notice plainly and conspicuously as a legend on the face of each invoice you issue representing an Assigned Account.

            3.1.2. You hereby authorize us at our option and in our sole discretion to collect and receive payments directly from Account Debtors in our own name. If we elect to exercise this option with respect to any Account, you shall (and we at our option may) include in the notices required under Subparagraph 3.1.1 a further statement that the Account represented thereby has been sold and assigned to us and that the Account Debtor shall make all checks in respect of the Account payable to us or our designee.

            3.1.3. If you receive any payment on any Account, you shall immediately remit such payment in the form received (with any necessary endorsement) directly to us. Until so remitted, you will hold such payment in trust for us separate and apart from all of your other funds.

      3.2. Power of Attorney. You hereby irrevocably constitute and appoint us, or any of our agents or employees, as your lawful attorney-in-fact (without requiring us to act as such), coupled with an interest, to exercise at any time any of the following powers: (i) to receive, endorse and deposit all payments from Account Debtors; (ii) to transmit to any party the notices required by Subparagraph 3.1.1; (iii) to institute any proceedings deemed by us necessary to effect collection of Accounts; (iv) to settle, compromise or litigate any dispute concerning any Account; and (v) to execute in your name such documents, instruments and affidavits as we may require from time to time in order to evidence and perfect our security interest in the Collateral or (without waiving your representation in Subparagraph 5.5.5) to satisfy any statutory condition to payment of an Account under applicable law. Any act of ours as your lawful attorney-in-fact shall not render us liable for any acts of omission or commission, nor for any error of judgment or mistake of fact or law.

      3.3. Costs and Expenses. You will reimburse us on demand for any and all fees, costs, and expenses (including but not limited to reasonable attorneys' fees) incurred by us in connection with protecting, maintaining, preserving or enforcing your Accounts and/or our rights under this Agreement; making lien or title examinations or filing notices with respect to your Accounts; defending or prosecuting any action or proceeding related to this Agreement; and filing and recording financing statements (including amendments thereto and continuation statements thereof) and termination statements under the UCC relating to our security interest in the Collateral.

      3.4. Disputes. You will notify us promptly of any Dispute concerning an Account. If we request you to do so, you will use your best efforts to settle the Dispute. Alternatively, we may (but shall be under no obligation to) attempt to settle, compromise or litigate the DISPUTE upon such terms as we in our sole discretion deem advisable, for your account and risk and at your sole expense. In no event shall you shall settle, compromise or adjust any Account or grant any additional discounts, allowances or credits thereon without in each case our prior written consent. As used herein, "DISPUTE" means any actual or alleged defense, counterclaim, offset, dispute or other claim asserted by the Account Debtor with respect to an Account other than the Account Debtor's Insolvency. "INSOLVENCY," with respect to an Account Debtor means the financial inability of an Account Debtor to make payment at maturity unless the relevant Account is the subject of a Dispute.

      3.5. Indemnification. You will indemnify and defend us and hold us harmless from and against any and all liabilities, claims, costs and expenses (including but not limited to reasonable attorneys' fees and court costs) related to or arising out of our commercially reasonable efforts to collect or attempt to collect any Account.

      3.6. No Agency. Any provision of this Agreement to the contrary notwithstanding, nothing in this Agreement shall be construed to constitute us as your agent or to obligate us to assume any of your obligations with respect to any Account. We will not have any liability for any error or omission or delay occurring in the settlement, collection or payment of any Account.

4. RECOURSE

      4.1. Repurchase of Accounts. In the event that (a) an Assigned Account becomes the subject of a Dispute, (b) there exists any breach of your representations, warranties or covenants under this Agreement with respect to an Assigned Account, (c) an Assigned Account is not paid on or before the expiration of ninety (90) days from its invoice date (such an Account being hereinafter referred to as a "LATE ACCOUNT"), or (d) we reasonably deem ourselves insecure with respect to any Assigned Account in light of material changes in the creditworthiness of the Account Debtor or otherwise, then and in any such event you shall immediately upon demand by us (whether written or oral) repurchase the Account from us for a purchase price equal to the amount of the Advance Payment for such Account plus the applicable Discount Fee (calculated to the date of repurchase) together with any and all other costs expenses associated with such Account minus the paid portion of the Account, if any (the "ACCOUNT REPURCHASE PRICE"). With respect to any Assigned Account that becomes the subject of a Dispute, your obligations under this paragraph are irrespective of any accord and satisfaction of such Account as against the Account Debtor by operation of Section 3-311 of the Uniform Commercial Code as adopted and in effect in the applicable jurisdiction (the "UCC").

      4.2. Repurchase on Default. Without limiting our other remedies under this Agreement or applicable law, upon the occurrence of an Event of Default as hereinafter defined, you shall immediately upon demand by us (whether written or oral) repurchase from us all outstanding Assigned Accounts for the aggregate Account Repurchase Price calculated in accordance with Paragraph 4.1

5. REPRESENTATIONS AND WARRANTIES

To induce us to purchase Accounts from time to time, you make the following representations and warranties, each of which will survive the execution and delivery of this Agreement and will be deemed to be continuous and renewed as of the date of our acceptance of each Assignment. Such representations and warranties shall survive the termination of this Agreement.

      5.1. General. You are a corporation duly organized, existing and in good standing under the laws of Delaware. The preamble to this agreement sets forth truly and accurately your exact legal name as registered in such jurisdiction. You do business exclusively under such name and do not use any trade name or other fictitious name.

      5.2. Authority and Enforceability. You represent and warrant that you have all requisite power and authority to execute, deliver and perform this Agreement, including each Assignment delivered hereunder. This Agreement has been duly and validly executed and delivered by you and constitutes your legal, valid, and binding obligation enforceable against you in accordance with its terms. The execution, delivery and performance of this Agreement by you does not contravene your articles of incorporation, by-laws or operating or partnership agreement, as applicable, or any other agreement, instrument, or commitment to which you are a party or by which you or any of your assets or properties are bound.

      5.3. Place of Business. Your principal place of business and your books and records relating to the Accounts are located at the address set forth at the end of this Agreement.

      5.4. Collateral. You are the sole owner of the Collateral free and clear of all liens and encumbrances (including liens and encumbrances subordinate to our lien and security interest), except for those created by this Agreement or permitted by us in writing. Except as otherwise disclosed on Schedule 5.4 attached and made a part hereof, none of your inventory is stored with a bailee, warehouseman or similar party or is under consignment to or from any person. All of your inventory is currently salable or usable in the normal course of your business.

      5.5. With Respect to Accounts. With respect to each Assigned Account, you represent and warrant that:

            5.5.1. You are the sole owner of the Account free and clear of all liens and encumbrances (including liens and encumbrances subordinate to our lien and security interest), except for those created by this Agreement or permitted by us in writing.

            5.5.2. You are not affiliated with and do not own, control, or exercise dominion, in any way whatsoever, over the business of the Account Debtor.

            5.5.3. The Account represents an accurate and undisputed statement of indebtedness of the Account Debtor on account of a bona fide sale or lease of goods or the performance of services by you.

            5.5.4. The Account is the valid obligation of and is legally binding upon the Account Debtor enforceable against the Account Debtor in accordance with its terms. All signatures and endorsements appearing on the invoices and documents relating to the Accounts are genuine, and all signatories and endorsers have full capacity and authority and were fully authorized to contract for the purchase or lease of the goods and/or services giving rise to the Account.

            5.5.5. The Account is not subject to any Dispute, defense, offset, counterclaim or any allowance, deduction, contingency or condition.

            5.5.6. The Account is not on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis.

            5.5.7. To the best of your knowledge based on due inquiry, the Account Debtor is not insolvent.

            5.5.8. The sale of the Account to us is accurately and properly entered and reflected on your books and records.

6. COVENANTS

      6.1. Periodic Reports. Until full and indefeasible payment of all of your Obligations hereunder, you will furnish to us the following information regarding your operations and financial condition from time to time as specified:

            6.1.1. Within twenty (20) days after the close of each month a balance sheet, income statement, and cash flow statement as of the last day of such month and year to date;

            6.1.2. Within five (5) days after the close of each month, (a) an accounts payable aging and list and (b) an accounts receivable aging and list (whether or not such accounts are Assigned Accounts), in each case as of the last day of such month, in such form and containing such detail as we may reasonably require;

            6.1.3. Copies of all receipts and other evidence of your payment of United States withholding, as such payments are made; and

            6.1.4. Within ninety (90) days following the close of your fiscal year, a balance sheet and income statement as of the close of such fiscal year and for the year then ended.

      6.2. Standards. All financial statements provided by you under this
Section 6 shall be prepared In accordance with generally accepted accounting principles, consistently applied. You hereby represent and warrant that any and all financial statements provided by you are and shall be true, accurate and complete.

      6.3. Field Audits. Upon reasonable notice by us, you will permit any authorized representative designated by us to visit your place or places of business during business hours and to inspect your books of account, records, correspondence and other documents and to make copies thereof and extracts therefrom. . . Any such inspection conducted after an Event of Default shall be at your sole cost and expense and you will reimburse us for such costs and expenses on demand.

      6.4. Other Covenants. Until full and indefeasible payment of all of your Obligations hereunder:

            6.4.1. You shall:

                  6.4.1.1. Comply in all material respects with all applicable laws, rules, regulations and orders applicable to your business;

                  6.4.1.2. Maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is consistent with past practice and/or as is usually carried by companies engaged in similar businesses in the same general areas in which you operate;

                  6.4.1.3. Maintain and preserve of your assets and properties, real and personal, in good working order and condition, ordinary wear and tear excepted;

                  6.4.1.4. Preserve and maintain your corporate existence and good standing, rights, franchises and privileges under applicable law;

                  6.4.1.5. Pay and discharge before the same shall become delinquent (i) all taxes, assessments and governmental charges or levies imposed upon you or your property, and (ii) all lawful claims which, if unpaid, might by operation of law or otherwise become a lien upon your property;

                  6.4.1.6. Maintain yourself in good standing with any and all federal and state licensing and regulatory authorities and governmental agencies having jurisdiction over your activities; and

                  6.4.1.7. Comply fully with all laws, rules, regulations, and executive orders of federal, state and municipal governments, bureaus, commissions, agencies or any of them applicable to you or your assets or properties.

            6.4.2. Without our prior written consent, which will not be unreasonably withheld, you shall not:

                  6.4.2.1. Permit or consent to the creation or incurrence by you of any indebtedness or obligation for borrowed money, other than to us pursuant to this Agreement;

                  6.4.2.2. Make any material change in the nature of your business; or

                  6.4.2.3. Merge or consolidate with any other firm or corporation.

                  6.4.2.4. Grant, create, incur or suffer or permit to exist any mortgage, pledge, security interest in or lien upon, or for any other purpose assign or transfer, either absolutely or as collateral security, any of the Collateral except to or in favor of us pursuant to this Agreement or as we may otherwise agree in writing.

7. SECURITY AGREEMENT

      7.1. Grant of Security Interest; Collateral Defined. To secure payment and performance of all of your obligations under this Agreement, Including, without limitation, repurchase and indemnity obligations and obligations for costs and expenses (collectively, your "Obligations"), you hereby pledge, assign and grant to us a continuing lien and security Interest in the following property, both now owned and existing and hereafter created, acquired and arising, regardless of where located (collectively, the "COLLATERAL"):

            7.1.1. All of your accounts whether or not accepted by us or specifically sold to us;

            7.1.2. All of your goods, including but not limited to Inventory and equipment;

            7.1.3. All of your general intangibles, chattel paper, commercial tort claims, deposit accounts, documents, instruments, investment property, letter-of-credit rights, letters of credit, and money;

            7.1.4. All cash and non-cash proceeds and products of any of the foregoing, including any claim against third parties in anyway related to the foregoing;

            7.1.5. All rights which you now have or hereafter may have to the payment of money not otherwise included in the foregoing, including without limitation tax refunds and proceeds of Insurance of every kind and description; and

            7.1.6. All books and records relating to any of the foregoing, including but not limited to hard drives, compact disks, floppy disks, and/or other digital storage media comprising such records In whole or In part.

      7.2. Financing Statements. Pursuant to Section 9-502 of the UCC, you hereby authorize us to file such financing statements (including amendments thereto and continuation statements thereof) as we may reasonably require in order to perfect our security interest in the Collateral

      7.3. Defined Terms. As used in this Section, uncapitalized terms describing categories of Collateral shall have the meaning, if any, respectively ascribed to such terms under the UCC.

8. TERM AND TERMINATION

      8.1. Initial Term: Renewal. The term of this Agreement shall be one (1) year, commencing on the date of the first above written. Unless terminated in accordance with Paragraph 8.2, this Agreement shall automatically renew for successive one (1) year periods without the necessity of any further notice or action on the part of either party hereto. (The period of effectiveness of this Agreement, including the initial term and any renewal term, is sometimes referred to herein as the "TERM.")

      8.2. Termination.

            8.2.1. Subject to Paragraph 2.6, you may terminate this Agreement by written notice to us not less than sixty (60) days prior to the effective date of termination stipulated in such notice.

            8.2.2. We may terminate this Agreement (i) at any time for our convenience by written notice to you upon not less than sixty (60) days prior to the effective date of termination stipulated in such notice or (ii) immediately upon written or oral notice to you upon the occurrence of an Event of Default.

      8.3. Survival of Terms. Notwithstanding the foregoing, the provisions of this Agreement and all of our rights and interests hereunder shall survive any termination pursuant to Paragraph 8.2 and shall continue in full force and effect until all Assigned Accounts and all of your Obligations hereunder have been paid fully paid and performed.

      8.4. Termination Statement. At any time after later of (i) the effective date of the termination of this Agreement or (ii) the date on which all Assigned Accounts and all of your Obligations hereunder have been paid fully paid and performed, you may request and we will deliver to you UCC termination statements with respect to any and all recorded financing statements covering the Collateral then in our favor, provided such request is in writing and accompanied by a written general release by you in our favor in form and substance satisfactory to us and our counsel. To the maximum extent permitted by law, you hereby waive any and all statutory rights under Section 9-509 of the UCC to require us to deliver UCC termination statements in respect of the Collateral unless and until the conditions of this section have been satisfied.

9. DEFAULT AND REMEDIES

      9.1. Events of Default. As used in this Agreement, "EVENT OF DEFAULT" means any of the following:

            9.1.1. Any material breach by either of you of any term, covenant, condition, representation or warranty under this Agreement.

            9.1.2. Without limiting the generality of the foregoing, the existence of unresolved Disputes or any breach or breaches of your representations, warranties or covenants under this Agreement affecting or with respect to Assigned Accounts which, in the aggregate, constitute or exceed thirty percent (30%) (the "DEFAULT PERCENTAGE"), by face value or number, of all then outstanding Assigned Accounts.

            9.1.3. The accumulation of Late Accounts (whether or not then outstanding) since the commencement of the Term which in the aggregate constitute or exceed, by face value or number, the Default Percentage of all Accounts assigned hereunder through date.

            9.1.4. Any failure by you to pay or reimburse us, as the case may be, any monetary amount to which we are entitled hereunder as and when the same shall become due.

            9.1.5. Any material adverse change in the management, financial condition or business prospects of either of you or those of any guarantor of your Obligations.

            9.1.6. The discontinuance or suspension of any business operation currently conducted by either of you.

            9.1.7. Either of you becoming insolvent or unable to meet your debts as they mature, or the commencement against either of you of any proceeding for relief under any provision of any federal or state bankruptcy, insolvency or other similar law, or the filing or issuance against you of any injunction, attachment, judgment or lien on any of your property, or the appointment of a receiver, custodian or trustee of any kind for you or any of your property.

      9.2. Remedies. In addition to any other remedies available to us under this Agreement or applicable law, upon and after the occurrence of an Event of
Default:

            9.2.1. We will have the right to enforce against you immediate payment of all of your Obligations.

            9.2.2. With respect to the Collateral, we will have and may exercise all of the rights of a secured party under the UCC.

            9.2.3. You hereby authorize and empower any attorney designated by us or any clerk of any court of record to appear for you in any court of record and confess judgment against you without prior hearing, in favor of us for and in the amount of your Obligations then outstanding plus costs of suit and attorneys' fees in an amount equal to 10% of the Obligations then outstanding. Such authority and power may be exercised on one or more occasions, from time to time, in the same or different jurisdictions, as often as we shall deem necessary or desirable, for all of which this Agreement shall be a sufficient warrant.

            9.2.4. We may notify the postal authorities to change the address for delivery of your mail to such address as we may designate and shall have the right to receive, open, and maintain in our custody any and all of your mail thereafter; provided, however, that we will turn over to you any mail not related directly or indirectly to the enforcement of our remedies hereunder.

      9.3. Remedies Cumulative. Each right, power and remedy provided for herein or otherwise existing shall be cumulative and concurrent and shall be in addition to every other right, power and remedy existing hereunder, by law or otherwise. The exercise by us of any one or more such rights, powers or remedies shall not preclude the simultaneous or later exercise by us of any or all such other rights, powers or remedies.

      9.4. Liability Joint and Several. The liability of each of you with respect to the Obligations shall be joint and several. The breach by either of you (the "BREACHING PARTY") of an Obligation shall constitute an Event of Default with respect to both of you and each of you shall be primarily liable therefor. Upon any such breach, our right to avail ourselves of our remedies hereunder with respect to the non-Breaching Party and its Collateral shall in no way be conditioned upon or limited by any attempt by us to collect from the Breaching Party or any resort or recourse by us to any Collateral pledged by the Breaching Party.

10. ARBITRATION

      Any claim or demand arising out of any alleged breach of this Agreement or arising out of any dispute or controversy under or relating to this Agreement in which the amount in controversy is $100,000 or less, other than any confession of judgment proceeding pursuant to Subparagraph 9.2.3, shall be decided by a single arbitrator under the Rules of the American Arbitration Association. The prevailing party, as determined by the arbitrator, shall be awarded reasonable attorneys' fees and costs (including all arbitration fees and expenses of the arbitrator) incurred by that party in connection with the arbitration and any post-arbitration proceedings to enforce the award or otherwise. The award rendered by the arbitrator shall be final and binding on both of us and judgment on such award may be entered by either party in any court of competent jurisdiction. The arbitration provisions hereof shall, with respect to such controversy or dispute, survive the termination of this Agreement. Nothing herein contained shall be deemed to give the arbitrator any authority, power, or right to alter, change, amend, modify, add to, or subtract from any of the provisions of this Agreement.

11. MISCELLANEOUS

      11.1. Notices. Notices shall be deemed given to a party when sent or dispatched to such party by certified or registered mail or private overnight express mail, postage or charges prepaid, or by facsimile copy, at the address of such party set forth below its signature hereto, or to such other notice address as a party may designate by written notice to the other party.

      11.2. Binding Effect. This Agreement will bind you and your successors and assigns, and will inure to the benefit of us and our successors and assigns.

      11.3. No Assignment. You may not assign or transfer any of your rights or obligations under this Agreement without our prior written consent, which consent may be withheld by us in our sole and absolute discretion. Any assignment or transfer prohibited by this paragraph shall be null and void.

      11.4. Complete Agreement. This Agreement and the related Assignments constitute the entire agreement between us with respect to the subject matter hereof and all previous agreements or discussions between us relating to the subject matter hereof, written or oral, are hereby terminated and/or superseded by this Agreement. This Agreement may be amended or modified only by a written instrument signed by both parties.

      11.5. No Waiver. No delay or failure by us in exercising any of our rights or remedies shall operate as a waiver of such or of any other right or remedy, and no waiver shall be valid unless in writing signed by us and then only to the extent therein set forth.

      11.6. Governing Law, Etc. This Agreement shall be deemed to have been made in the State of Maryland and shall be construed and enforced in accordance with, and the validity and performance hereof shall be governed by, the laws of the State of Maryland, without regard to conflict of laws principles.

      11.7. Venue and Jurisdiction. Any judicial or arbitral proceeding arising out of or relating to this Agreement shall be brought and adjudicated (a) in the case of any Original Claim made by you against us, solely in Baltimore, Maryland, and (b) in the case of any Original Claim made by us against you, in Baltimore, Maryland, or, at our sole and exclusive option, anywhere within the jurisdiction where you are domiciled or have your principal place of business. As used in this Paragraph, "Original Claim" means the first formally commenced proceeding in connection with a matter or series of related matters, it being understood and agreed that any subsequently asserted claim, defense or counterclaim arising out of or relating to such matter or matters shall be subject to the same venue as the Original Claim. For purposes of any judicial proceeding under this Agreement, you hereby irrevocably consent, submit, and waive any and all objections to the personal jurisdiction of the slate and federal courts of the State of Maryland over you and your affiliates.

      11.8. Further Assurances. Each of us shall do, take, execute, acknowledge if required and deliver such further and additional acts, actions, documents, instruments or writings not specifically referred to herein as may be necessary, required, proper, desirable or convenient for the purpose of fully effectuating the provisions hereof.

      11.9. Construction. This Agreement has been negotiated by the parties and shall be construed and interpreted fairly in accordance with its terms and without any strict construction in favor of or against either party.

      11.10. WAIVER OF JURY TRIAL. EXCEPT AS OTHERWISE PROVIDED IN SECTION 10, ANY SUIT, ACTION OR PROCEEDING, WHETHER CLAIM OR COUNTERCLAIM, BROUGHT OR INSTITUTED BY EITHER PARTY HERETO OR ANY SUCCESSOR OR ASSIGN OF ANY PARTY UNDER OR WITH RESPECT TO THIS AGREEMENT OR WHICH IN ANY WAY RELATES, DIRECTLY OR INDIRECTLY, TO THIS AGREEMENT OR ANY EVENT, TRANSACTION OR OCCURRENCE ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, OR THE DEALINGS OF THE PARTIES WITH RESPECT THERETO, SHALL BE TRIED ONLY BY A COURT AND NOT BY A JURY. EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the day and year first above written.

ASSIGNOR:

ACORN HOLDING CORP.                          ROCKLAND CREDIT FINANCE LLC

BY /s/ ROBERT ZUMMO           (SEAL)         By /s/ [ILLEGIBLE]           (SEAL)
   ---------------------------                  --------------------------
      [notarized signature
      of authorized officer]                 Name:       [ILLEGIBLE]
                                                   -----------------------
Print Name: __________________               Title:       President

Title:         CEO
                                             6 Park Center Court, Suite 212
Address: _____________________               Owings Mills, MD 21117
______________________________               Phone #: 410-902-0393
______________________________               Fax #: 410-902-0893
Fax #: _______________________
Taxpayer I.D./SSN #: _________

VALENTEC SYSTEMS, INC.

By /s/ ROBERT ZUMMO           (SEAL)
   ---------------------------
      [notarized signature
     of authorized officer]

Print Name: __________________

Title:         CEO

Address: _____________________
______________________________
______________________________
Fax #: _______________________
Taxpayer I.D./SSN #: _________

State of MD      )
                 ) TO WIT:
County of Batto  )

      I HEREBY CERTIFY that on this 1st day of Sept, 2005, before me, a Notary Public of said State, personally appeared Robert Zummo, known to me (or satisfactorily proven) to be the CEO of Acorn Holding Corp., whose name is subscribed to the foregoing Agreement and who acknowledged that he/she executed the same for the purposes therein contained.

      WITNESS my hand and Notarial Seal.

                                                         [ILLEGIBLE]
                                             -----------------------------------
                                                        Notary Public
My Commission Expires: 6/1/2009

State of ________)
                 ) TO WIT:
County of _______)

      I HEREBY CERTIFY that on this ___ day of _____, 2005, before me, a Notary Public of said State, personally appeared ______________, known to me (or satisfactorily proven) to be the________________of Valentec, Inc., whose name is subscribed to the foregoing Agreement and who acknowledged that he/she executed the same for the purposes therein contained.

      WITNESS my hand and Notarial Seal.

                                             ___________________________________
                                                        Notary Public

My Commission Expires:

                                   EXHIBIT A
                         TO MASTER FACTORING AGREEMENT

                               FORM OF ASSIGNMENT

                                  See attached.

                                                             ASSIGNMENT NO._____

                 ASSIGNMENT AND TRANSFER OF ACCOUNTS RECEIVABLE

ASSIGNOR: Valentec Systems, Inc.               ASSIGNEE:
          Acorn Holding Corp.
                                               ROCKLAND CREDIT FINANCE LLC
___________________________________            6 Park Center Court, Suite 212
___________________________________            Owings Mills, MD 21117
___________________________________
___________________________________

      1. Assignment of Accounts. Pursuant to and subject to the terms and conditions of that certain Master Factoring Agreement between Assignor and Assignee (the "FACTORING AGREEMENT"), Assignor hereby sells, assigns and transfers to Assignee all of its right, title and interest in and to the Accounts arising from the invoices identified in Schedule A.

      2. Advance Payment: Assignor hereby acknowledges and confirms the payment by Assignee and the receipt by Assignor of the Advance Payment shown on Schedule A.

      3. Representations and Warranties. Assignor hereby confirms, represents and warrants to Assignee that all representations and warranties made by Assignor to Assignee in the Factoring Agreement are true and correct in all respects on Effective Date of this Assignment and that no Default exists under the Factoring Agreement on Effective Date.

      4. Effective Date. The effective date of the transfer of the Assigned accounts pursuant to this Assignment (the "EFFECTIVE DATE") shall be the date set forth below as the effective date of Assignee's acceptance.

      5. Defined Terms. Capitalized terms used herein and not defined herein shall have the respective meanings ascribed to such terms in the Factoring Agreement.

      IN WITNESS WHEREOF, the parties have executed this Assignment intending to be legally bound as of the Effective Date.

ASSIGNOR: VALENTEC SYSTEMS, INC.             ROCKLAND CREDIT FINANCE LLC
             ACORN HOLDING CORP.

____________________________________
[full corporate name of Assignor]            By  /s/[ILLEGIBLE]
                                                 --------------------------

By  /s/ Robert Zummo                         Name: [ILLEGIBLE]
   ---------------------------------
   [signature or authorized officer]         Title: President

Print Name: ________________________         Effective Date of Acceptance: September 1 st 2005

Title: CEO

                                   SCHEDULE A
               TO ASSIGNMENT AND TRANSFER OF ACCOUNTS RECEIVABLE

Assignor: Valentec Systems, Inc./Acorn Holding Corp.

Assignment #:________________

Effective Date:______________

                                ASSIGNED ACCOUNTS

      The Account(s) identified below and on the invoices, contracts and/or other evidence thereof attached hereto, if any, is/are being sold, assigned and transferred by Assignor to ROCKLAND CREDIT FINANCE LLC pursuant to the foregoing Assignment.

ACCOUNT DEBTOR   INVOICE   INVOICE    P.O./CONTRACT    NET FACE
  (CUSTOMER)       NO.      DATE            N0.       AMOUNT ($)   TERMS OF SALE
--------------   -------   -------    -------------   ----------   -------------
--------------   -------   -------    -------------   ----------   -------------
--------------   -------   -------    -------------   ----------   -------------
--------------   -------   -------    -------------   ----------   -------------
--------------   -------   -------    -------------   ----------   -------------
--------------   -------   -------    -------------   ----------   -------------
--------------   -------   -------    -------------   ----------   -------------
--------------   -------   -------    -------------   ----------   -------------
--------------   -------   -------    -------------   ----------   -------------
--------------   -------   -------    -------------   ----------   -------------
--------------   -------   -------    -------------   ----------   -------------
--------------   -------   -------    -------------   ----------   -------------
--------------   -------   -------    -------------   ----------   -------------
--------------   -------   -------    -------------   ----------   -------------
--------------   -------   -------    -------------   ----------   -------------
--------------   -------   -------    -------------   ----------   -------------
--------------   -------   -------    -------------   ----------   -------------
--------------   -------   -------    -------------   ----------   -------------
--------------   -------   -------    -------------   ----------   -------------
--------------   -------   -------    -------------   ----------   -------------
--------------   -------   -------    -------------   ----------   -------------
--------------   -------   -------    -------------   ----------   -------------
--------------   -------   -------    -------------   ----------   -------------
                 (A) TOTAL AMOUNT OF THIS ASSIGNMENT: $

                 (B) ADVANCE RATE: __%

                 (C) TOTAL ADVANCE REQUESTED (LINE A X LINE B): $_____________

                                  SCHEDULE 5.4

      INVENTORY STORED WITH THIRD PARTY, BAILEE, WAREHOUSEMAN OR CONSIGNEE

Name of Bailee/                                        Address of Third Party
Warehousman/Consignee      Location of Inventory       if Other Than Location of Inventory
1. __________________      _____________________       ___________________________________

                           _____________________       ___________________________________

                                                       Contact:___________________________

                                                       Phone #: __________________________

                                                       Fax # ______________________________

                                                       Email Address: ____________________

2. __________________      _____________________       ___________________________________

                           _____________________       ___________________________________

                                                       Contact:___________________________

                                                       Phone #: __________________________

                                                       Fax # ______________________________

                                                       Email Address: ____________________

3. __________________      _____________________       ___________________________________

                           _____________________       ___________________________________

                                                       Contact:___________________________

                                                       Phone #: __________________________

                                                       Fax # ______________________________

                                                       Email Address: ____________________

4. __________________      _____________________       ___________________________________

                           _____________________       ___________________________________

                                                       Contact:___________________________

                  ADDENDUM NO.1 TO MASTER FACTORING AGREEMENT

                   (WORK-IN-PROCESS REVOLVING CREDIT FACILITY)

      THIS ADDENDUM TO MASTER FACTORING AGREEMENT (this "ADDENDUM") constitutes an addendum to and is hereby made a part of that certain Master Factoring Agreement (the "FACTORING AGREEMENT") dated September 1st, 2005 (the "EFFECTIVE DATE"), by and among ACORN HOLDING CORP. and VALENTEC 1st SYSTEMS, INC., its wholly owned subsidiary, each a Delaware corporation, (collectively referred to throughout this Addendum as "you"), and ROCKLAND CREDIT FINANCE LLC, a Maryland limited liability company (referred to throughout this Addendum as "we" or "us").

                                   Background

      In addition to the factoring facility established pursuant to the Factoring Agreement, you have requested that we extend to you a revolving line of credit for the purpose of financing unbilled work-in-process. We are willing to do so upon the terms and conditions set forth in this Addendum.

      In light of the foregoing, we have mutually agreed as follows:

      1. DEFINED TERMS. Capitalized terms used herein but not defined in context have the respective meanings ascribed to such terms in the Factoring Agreement or Exhibit 1 -A hereto, as the case may be.

      2. ESTABLISHMENT OF LINE OF CREDIT.

            2.1. Upon the terms and subject to the conditions of this Agreement, on the Closing Date we will establish a revolving line of credit in your favor (the "LINE OF CREDIT") in the maximum principal amount of Seven Million Five Hundred Thousand and 00/100 Dollars ($7,500,000.00) (the "FACILITY LIMIT") such that, until the earlier of the date which is sixty (60) days prior to expiration of the Initial Term or the occurrence of an Event of Default (or any event which, with the passage of time or the giving of notice, or both could constitute an Event of Default), you may borrow, repay, and reborrow amounts under the Line of Credit (hereafter "WIP ADVANCES") to refinance your Qualified Indebtedness outstanding as of the Closing Date and for working capital in the ordinary course of your business operations consistent with the terms of this Agreement.

            2.2. The aggregate principal amount of WIP Advances outstanding at any time shall not exceed the lesser of (a) the Applicable Percentage of your then current Borrowing Base or (b) an amount equal to the Facility Limit minus the aggregate principal amount of all Cash Factoring Advances then outstanding. If at any time and for any reason the aggregate principal amount of outstanding WIP Advances shall exceed the lesser of the foregoing amounts, you will immediately repay to us, in cash, the amount of such excess plus interest accrued thereon such that the requirements of this paragraph are met. Subject to the provisions of this paragraph and the Master Note, WIP Advances shall be in such amounts as you may request from time to time.

            2.3. Each request by you for a WIP Advance under the Line of Credit (a "DRAW REQUEST") shall be in writing, shall specify the date and the amount of the proposed WIP Advance and the desired date thereof (which shall be a Business
Day), shall otherwise be in form and substance as we may prescribe, and shall be accompanied by a current Borrowing Base Certificate. Each Draw Request shall be irrevocable and shall be delivered to us no later than 12:00 noon, Eastern Time, on the Business Day immediately preceding the date of the requested advance. All Draw Requests shall be subject to the terms and conditions of this Addendum, including but not limited to our verification of the satisfaction of all conditions precedent set forth in Section 5 hereof. Our approval of a Draw Request, if any, shall be indicated by our making the requested WIP Advance or so much thereof as we may approve. Each approved WIP Advance shall be disbursed to you by a wire transfer of immediately available funds to such account as you may designate in writing to us from time to time; provided, however, that our initial WIP Advance shall be disbursed first to holders of your Qualified Indebtedness to the extent necessary to pay and discharge such indebtedness in full.

            2.4. Your indebtedness in respect of the WIP Advances shall be evidenced by a promissory note payable to us in the form of Exhibit 1-B hereto (the "MASTER NOTE"). We will be authorized as your attorney-in-fact to update from time to time the Loan Schedule attached to the Master Note as Annex A in order accurately

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to reflect the principal amount of the Master Note outstanding from time to time. The terms and provisions of the Master Note are hereby incorporated by reference as if set forth in full.

            2.5. We will be authorized to credit any and all Available Factoring Funds first to reduce your Line of Credit Obligations prior to any cash disbursement of such funds to you. We will disburse Available Factoring Funds to you only if and to the extent such funds exceed your Line of Credit Obligations then outstanding. For purposes of the Factoring Agreement, Available Factoring Funds credited against your Line of Credit Obligations in accordance with this paragraph shall be deemed paid to you in full on the effective date of such credit as if such deemed payment had been made to you in cash. Payments and credits in respect of your Line of Credit Obligations shall be applied first to fees and charges accruing hereunder, if any, then to accrued and unpaid interest, and finally to the unpaid principal balance of the WIP Advances.

            2.6. You will be jointly and severally liable to us for the payment and performance of the Master Note and any and all other Line of Credit Obligations. The Master Note and all other Line of Credit Obligations shall be due and payable in any event on the Line of Credit Termination Date.

      3. INTEREST AND FEES.

            3.1. The outstanding principal amount of each WIP Advance shall bear interest at the rate of one percent (1.0%) for each period of thirty (30) days (or any portion thereof) such amount shall be outstanding (hereafter, the "APPLICABLE RATE"). In addition, you will pay to us an administrative services fee at a fluctuating rate per annum equal to two percent (2.0%) plus the WSJ Prime Rate in effect from time to time calculated on the aggregate principal amount of all WIP Advances then outstanding (our "PROCESSING FEE"). For purposes of our Processing Fee, any change in the WSJ Prime Rate shall take effect on the day immediately following the date of publication of such change.

            3.2. Accrued interest and Processing Fees shall be due and payable on the Line of Credit Termination Date; provided, however, that we may apply Available Factoring Funds to the payment thereof from time to time pursuant to Paragraph 2.4.

            3.3. We mutually acknowledge and agree that the only charge imposed by us upon you for the use of borrowed money in connection with the Line of Credit is and shall be interest at the Applicable Rate, and that the Processing Fee is and shall be deemed to be charges made to compensate us for underwriting and administrative services and costs, and other services and costs performed and incurred, and to be performed and incurred, by us in connection with making credit available to you hereunder, and shall under no circumstances be deemed to be interest charges for the use of borrowed money. In the event a court of competent jurisdiction determines that the aggregate of all amounts deemed interest under this Agreement pursuant to any law such court in a final adjudication determines to apply exceeds the highest rate permissible under such law, the interest rate in effect hereunder shall automatically be reduced to the maximum rate permitted by law and we will refund to you any interest received by us in excess of the maximum lawful rate or, if so requested by you, will apply such excess to the principal balance of your Obligations.

      4. CLOSING. The Closing shall be held on the earliest mutually practicable date following your satisfaction of the closing conditions set forth in Paragraph 5.1 hereof.

      5. CONDITIONS PRECEDENT.

            5.1. The closing of our establishment of the Line of Credit in your favor pursuant to this Addendum (the "CLOSING") and our initial WIP Advance under the Line of Credit shall be subject to satisfaction of the following conditions precedent on or before the Closing Date:

                  (a) You will pay directly or reimburse us for any and all out-of-pocket expenses we have incurred through the Closing Date in connection with establishing the Line of Credit and the Factoring Facility, including but not limited to auditors', appraisers', and attorneys' fees, as well as all lien search changes, filing fees and other out-of-pocket expenses, not to exceed $7,500.00 in the aggregate.

                  (b) You will deliver to us original counterparts of each of the following duly executed by the appropriate Party or parties:

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                        (i) The Factoring Agreement;

                        (ii) This Addendum;

                        (iii) The Master Note;

                        (iv) Such UCC-1 financing statements evidencing our security interest in the Collateral as we may require;

                        (v) Guaranties of validity in such form and executed by such executive officers or other persons as we may require;

                        (vi) An initial Borrowing Base Certificate dated not earlier than three (3) Business Days prior to the Closing Date;

                        (vii) Unless specifically waived by us in writing, lien waivers by any and all landlords, mortgagees, warehousemen, and bailees having an interest in real property where any Collateral is or may in the future be located or who have or in the future may have custody of any Collateral at any time or from time to time;

                        (viii) A certified copy of your fire, all risk, business interruption, public liability, flood and casualty insurance policy or policies evidencing coverage satisfactory to us, with lender loss payable and additional insured endorsements in form and substance satisfactory to us and our counsel, naming us loss payee and additional insured as our interest may appear;

                        (ix) A copy, certified as of the most recent date practicable by the Secretary of the State of Delaware, of your articles of incorporation, as amended; and

                        (x) An opinion of your counsel dated as of the Closing Date and addressed to and in form and substance satisfactory to us to the effect that: (A) you are corporations duly organized, validly existing, and in good standing under the laws of the State of Delaware; (B) you have all requisite power to carry on your business, to own, lease, encumber and operate your properties and assets and to execute, deliver and perform this Agreement; (C) your execution, delivery and performance of this Agreement has been duly authorized by all requisite corporate action and such execution, delivery and performance will not violate any provision of your articles of organization or bylaws, as amended; and (D) you have duly and validly executed and delivered this Agreement and this Agreement constitutes your legal, valid and binding obligation enforceable against you in accordance with its terms.

            5.2. Conditions Precedent to Each WIP Advance. Any obligation on our part to make a WIP Advance shall be subject to satisfaction of the following conditions precedent as of the date of you Draw Request and as of the date of our disbursement of such advance:

                  (a) All of your representations and warranties under this Agreement shall be true and correct.

                  (b) No Event of Default shall have occurred or be continuing.

                  (c) The requested WIP Advance will not result in a breach of the borrowing limitation set forth in Paragraph 2.2 hereof.

                  (d) Together with the Draw Request and Borrowing Base Certificate contemplated by Paragraph 2.3 hereof, you shall deliver to us a certificate, dated as of the date of such Draw Request and signed by an Authorized Officer, to the effect that all of your representations and warranties are true and correct in all material respects as of the date of the Draw Request and that no Event of Default has occurred or is continuing.

      6. COVENANTS. From and after the Closing Date and so long as any of your LOC Obligations are outstanding or the Line of Credit remains effective, you will comply with each of the following covenants.

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            6.1. Capital Expenditures. Except as otherwise approved by us in advance in writing, which approval will not be unreasonably withheld, you will expend no more than $1,000,000 in Capital Expenditures in any fiscal year.

            6.2. Net Worth. Unless and to the extent this covenant is specifically waived by us in writing, you will at all times maintain a Tangible Net Worth of at least $2,000,000.

            6.3. Borrowing Base Certificates. You will prepare and deliver to us a current Borrowing Base Certificate on the first (1st) and fifteenth (15th) days of each calendar month independently of any Borrowing Base Certificate submitted in connection with a Draw Request.

            6.4. Dividends. Except as otherwise approved by us in advance in writing, which approval will not be unreasonably withheld, you will not declare or pay any dividends on, or make any distribution with respect to, or purchase, redeem, or otherwise acquire for value any of your capital stock; provided, however, that upon the termination, voluntary departure, death or disability of any person now or hereafter employed by you, you may redeem shares of your capital stock then held by such person to the extent such shares were issued by you directly as compensation or pursuant to the exercise of one or more incentive or nonqualified stock options granted by you to such person under the terms of any equity incentive or stock option plan adopted by you and available to your employees generally.

            6.5. Organizational Changes. You will not dissolve or otherwise terminate your organizational status; or enter into any merger, reorganization or consolidation; or make any substantial change in the basic type of business you conduct as of the Closing Date. Notwithstanding the foregoing or Clause
6.4.2.3 of the Factoring Agreement, upon written notice to us not less than ten
(10) days prior to the effective date of such merger, you may merge with or into Acorn Holdings Corp. on or at any time prior to December 31, 2005.

            6.6. Affiliate Transactions. Except as otherwise approved by us in advance in writing, which approval will not be unreasonably withheld, you will make no loan or advance or any other payment of money or transfer of property in respect of indebtedness owing by you to any Affiliate.

            6.7. WIP Reports. Within five (5) days after the close of each month, you will provide to us a report (a "WIP REPORT"), current as of the last day of the month then ended and in such form and containing such information as we may reasonably require, detailing the status of your work in progress and changes therein since the close of the immediately preceding month.

            6.8. Performance of Agreements. You will perform and observe all of your obligations and covenants under the Sales Agreements in accordance with the terms thereof and will pay your subcontractors and suppliers in connection with each Sales Agreement timely as your obligations to such parties become due. You will promptly inform us in writing of the existence of any dispute or potential dispute between you and any customer, supplier or subcontractor.

      7. REPRESENTATIONS AND WARRANTIES. To induce us to make WIP Advances from time to time, you make the following representations and warranties in addition to those set forth in the Factoring Agreement), each of which (in addition to those set forth in the Factoring Agreement) will survive the execution and delivery of this Addendum and will be deemed to be continuous and renewed as of the date of each WIP Advance. Such representations and warranties shall survive the termination of the Line of Credit.

            7.1. Each Sales Agreement is valid, binding and in full force and effect and is enforceable by you in accordance with its terms. You have performed all of your obligations required to be performed by you under such Sales Agreement and you are not nor is your customer (with or without the lapse of time or the giving of notice, or both) in breach or default thereunder. The Contract Documents you have delivered to us are true, correct, and complete in all respects and do not omit to state any material term, condition, relating to any Sales Agreement.

            7.2. All amounts represented by you as work-in-progress (whether in your Borrowing Base Certificates, WIP Reports, financial statements or otherwise) are true and accurate in all respects and represent bona fide indebtedness of your customer under the applicable Sales Agreement.

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            7.3. No Governmental Approval or other Consent is required to be obtained by you in connection with the execution, delivery and performance of this Agreement or your consummation of the transactions contemplated hereby.

      8. EVENTS OF DEFAULT. Without limiting the generality of Section 9 of the Factoring Agreement, the following shall constitute additional Events of
Default:

            8.1. Any breach or default under a Sales Agreement, whether by you or by your customer.

            8.2. The assertion by your customer of any setoff or claim against amounts owing under a Sales Agreement or the existence of any other dispute between you and a customer.

            8.3. Any occurrence or state of fact giving us reasonable grounds for insecurity that you or your customer will be unable or unwilling to fulfill your respective obligations under a Sales Agreement.

            8.4. The cancellation or termination of any Sales Agreement prior to its stated term or your fulfillment of the parties' respective obligations thereunder.

            8.5. Any material amendment or modification of a Sales Agreement without our prior written consent.

      9. TERMINATION. In addition to our other rights and remedies under Section 9 of the Factoring Agreement, we may terminate the Line of Credit effective immediately upon notice to you following the occurrence of an Event of Default.

      10. CONSTRUCTION AND INTEGRATION. Your Line of Credit Obligations and your related covenants, representations and warranties under this Addendum shall constitute additional Obligations for purposes of and as such term is used in the Factoring Agreement. As used herein and in the Factoring Agreement, the term "this Agreement" shall mean the Factoring Agreement as modified by this Addendum. This Addendum is hereby incorporated by reference into and made a part of the Factoring Agreement as if set forth in full therein.

      IN WITNESS WHEREOF, the parties have executed this Addendum as of the day and year first written Above.

ROCKLAND CREDIT FINANCE LLC                     ACORN HOLDING CORP.

By /s/ John Fox                                 By /s/ Robert Zummo
   -------------------------------                 ----------------------------
   John Fox, President
                                                Name:___________________________

                                                Title: CEO

                                                VALENTEC SYSTEMS, INC.

                                                By /s/ Robert Zummo
                                                   ----------------------------
                                                Name:___________________________

                                                Title: CEO


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                                   EXHIBIT 1-A

                                  DEFINED TERMS

      "AFFILIATE" means any of your shareholders, directors, officers or employees, or any person or business entity that controls you, that you control, or that is under common control with you, directly or indirectly.

      "APPLICABLE PERCENTAGE" means seventy percent (70%) during the period extending from the Effective Date through September 30, 2005. Thereafter, the Applicable Percentage shall decrease two percentage points per month for each of the next five consecutive months effective on the first day of each month commencing October 1, 2005. Effective March 1, 2006, and thereafter until the Line of Credit Termination Date (unless the same shall have earlier occurred), the Applicable Percentage shall be sixty percent (60%).

      "APPROVED CUSTOMER" means a third-party buyer meeting our criteria for creditworthiness and otherwise determined by us to have the ability to pay its obligations under the applicable Sales Agreement as such obligations become due.

      "AUTHORIZED OFFICER" means your President, Chairman, or Chief Financial Officer.

      "AVAILABLE FACTORING FUNDS" means Factoring Advances and amounts accumulated from time to time in the Reserve Account.

      "BORROWING BASE" means, at any time, the aggregate amount of all Eligible Unbilled Receivables then outstanding.

      "BORROWING BASE CERTIFICATE" means a certificate in form and content satisfactory to us computing the then current Borrowing Base and certified to be true and correct by an Authorized Officer.

      "BUSINESS DAY" means any day of the week on which we are open for the conduct of business at our principal office.

      "CAPITAL EXPENDITURE" means any expenditures made in respect of the cost of any fixed asset or improvement, or replacement, substitution, or addition thereto, having a useful life of more than one (1) year, including, without limitation, those arising in connection with the direct or indirect acquisition of such assets by way of increased product or service charges or offset items or in connection with Capital Leases.

      "CAPITAL LEASE" means any lease of property that, in accordance with GAAP, should be reflected as a liability on your balance sheet.

      "CASH FACTORING ADVANCE" means a Factoring Advance or any portion thereof made by us in cash and not by way of a credit against your Line of Credit Obligations.

      "CLOSING DATE" means the effective date on which the Closing occurs.

      "CONSENT" means any consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any person or entity, including but not limited to any Governmental Authority.

      "CONTRACT DOCUMENTS" means, with respect to any Sales Agreement, any and all documents, instruments, agreements, notes, certificates, letters, letters of credit, memoranda, guarantees, pledges, security agreements and any and all other written instruments or correspondence every kind and description which evidence the terms of a Sales Agreement as the same may be amended, modified, supplemented, waived, renewed or extended at any time or from time to time.

      "FACTORING ADVANCE" means an Advance in respect of an Assigned Account pursuant to and as such terms are defined in the Factoring Agreement.

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      "ELIGIBLE UNBILLED RECEIVABLE" means any Unbilled Receivable determined by us in our sole discretion to be includible in your Borrowing Base.

      "GAAP" means generally accepted accounting principles, consistently applied.

      "GOVERNMENTAL APPROVAL" means any Consent of, with or to any Governmental Authority.

      "GOVERNMENTAL AUTHORITY" means any federal, state, regional, county, city, municipal or local government, whether foreign or domestic, or any department, agency, bureau or other administrative or regulatory body obtaining authority from any of the foregoing, including, without limitation, courts, public utilities and sewer authorities.

      "LINE OF CREDIT OBLIGATIONS" means, as of any date, the principal amount of all WIP Advances then outstanding together with accrued but unpaid interest thereon at the Applicable Rate; earned but unpaid Processing Fees; and any and all of your other liabilities, obligations and indebtedness to us, of every kind and nature, arising under or in respect of the Line of Credit, the WIP Advances, the Master Note, or this Addendum.

      "LINE OF CREDIT TERMINATION DATE" means the earlier of (i) the last day of the Initial Term or (ii) the date on which we terminate the Line of Credit (or the Line of Credit is deemed automatically terminated) following the occurrence of an Event of Default.

      "QUALIFIED INDEBTEDNESS" means your obligations for borrowed money currently owing to Bank Leumi and Montgomery Equity Partners, Ltd., respectively.

      "RESERVE ACCOUNT" means the book-entry-only reserve account we establish for your benefit to hold collections and payments in respect of your Accounts in excess of your then current Obligations under the Factoring Agreement.

      "SALES AGREEMENT" means a written agreement or firm purchase order, upon terms and conditions and in form and substance satisfactory to us in our sole discretion, obligating an Approved Customer to purchase goods from you in the ordinary course.

      "TANGIBLE NET WORTH" means your book net worth, determined in accordance with GAAP, with minus all assets constituting (i) goodwill, patents, copyrights, trademarks, trade names and other intangible assets, (ii) write-ups of assets,
(iii) unamortized debt, discount and expense, (iv) deferred charges, and (v) any indebtedness owing to you by any of your shareholders, officers, directors or Affiliates.

      "UNBILLED RECEIVABLE" means any unbilled and unpaid amount you have earned under GAAP on account of work in process pursuant to and in accordance with the terms and conditions of a Sales Agreement.

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                                  EXHIBIT 1-B

                             FORM OF PROMISSORY NOTE

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